UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):

                        August 20, 2001 (August 8, 2001)
                        --------------------------------


                               RUBY MINING COMPANY
                               -------------------
             (Exact name of registrant as specified in its chapter)


        Colorado                   0-7501                        81-0214117
        --------                   ------                        ----------
    (State or other           (Commission File                  (IRS Employer
    jurisdiction of                 No.)                           ID No.)
     incorporation)



           3399 Peachtree Road, NE, Suite 810, Atlanta, Georgia 30326
           ----------------------------------------------------------
                    (Address of principal executive offices)


                                  404-231-8500
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

         As of August 8, 2001, the authorized capital stock of Ruby Mining Company (the "Company") consists of 100,000,000 shares of common stock, par value $.001 per share. As of that date, 20,530,748 shares of the Company's common stock are issued and outstanding.

         The Company's common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. The common stock does not have cumulative voting rights or other preemptive or subscription rights. The common stock is not subject to redemption and carries no subscription or conversion rights. Holders of shares of the Company's common stock are entitled to any dividends as may be declared by the board of directors out of legally available funds. Shares of common stock are not subject to call, liability or assessment. Upon liquidation, dissolution or winding up of the Company, after required payments to creditors, the assets of the Company will be divided pro rata on a per share basis among the holders of the common stock.

         Computer Share Trust Company, Lakewood, Colorado, serves as the transfer agent and registrar for the Company's common stock. The Company's common stock is currently traded on the over-the-counter bulletin board under the symbol RUBM.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            RUBY MINING COMPANY
                                            (Registrant)


Dated: August 20, 2001                      By    /s/ Herbert C. Leeming
                                                --------------------------------
                                                Herbert C. Leeming
                                                Chairman and CEO